EXHIBIT 99.1

KBR Announces Third Quarter Fiscal 2024 Financial Results

Outstanding 3Q Performance
Strong Bookings Momentum
Raising Guidance on Revenue, Adj. EBITDA2 & Adj. EPS2

HOUSTON, TX - October 23, 2024 - KBR, Inc. (NYSE: KBR) today announced its third quarter fiscal 2024 financial results.

"KBR's exceptional team has once again exceeded expectations with outstanding third-quarter results," stated Stuart Bradie, KBR's President and CEO. "Our team's dedication to our customers has resulted in year-over-year growth across all financial metrics, including Revenues, Adjusted EBITDA2, Adjusted EPS2, and notably, Operating Cash Flows. The bookings and awards this quarter align well with our focus areas of energy security and transition, national defense, and sustainability, and bolster our confidence for the rest of 2024 and heading into 2025."

"During the quarter, we strategically shaped our portfolio and allocated capital in a thoughtful, balanced way," Bradie continued. "Our acquisition of LinQuest, a leader in advanced engineering, data analytics, and digital integration, enhances our capabilities in space, air dominance, and connected battle space missions and introduces KBR to new U.S. government customers and contract vehicles. With strong performance across KBR and the integration of LinQuest progressing well, I am pleased to announce an increase in Revenue, Adjusted EBITDA2, and Adjusted EPS2 guidance for 2024. We welcome our new colleagues to the KBR family and look forward to the opportunities to shape the future together."

New Business Awards
Backlog and options as of September 27, 2024 totaled $22.1 billion. Delivered 1.2x quarter-to-date (QTD) and 1.1x trailing-twelve-months (TTM) book-to-bill1 as of September 27, 2024. Awarded $3.3 billion of bookings and options1 in the quarter.

Sustainable Technology Solutions (STS) delivered 1.0x QTD and 1.1x TTM book-to-bill1 as of September 27, 2024, including awards and achievements in the quarter as follows:
•Announced that KTJV, a KBR and Technip Energies joint venture, has been selected by Lake Charles LNG Export Company, a subsidiary of Energy Transfer LP, for its Lake Charles LNG transformation project that includes the delivery of three liquefaction trains and modifications to existing storage and dock facilities designed to enable the export of 16.45 metric tons per annum of LNG. Under the terms of the agreement, KTJV will provide high-end engineering, procurement, construction management, construction, commissioning, startup and other related services, subject to Lake Charles LNG's decision to issue a notice to proceed for the project.
•Awarded an engineering and procurement services contract for the Beachfield Manatee upgrade, the onshore portion of Shell's Manatee gas field project located in the East Coast Marine Area of Trinidad and Tobago. The Manatee gas field supports global energy security and natural gas production, providing gas for the country's Atlantic LNG facility.
•PureSAF℠ technology, which is exclusively licensed by KBR worldwide, was selected by Avina Clean Hydrogen Inc. for its project in the U.S. Under the terms of the contract, KBR will provide technology

1 As used throughout this release, book-to-bill excludes long-term UK PFIs and the Plaquemines LNG project. The exclusion of the Plaquemines LNG project from book-to-bill is a change from prior quarters. Bookings and options exclude long-term UK PFIs and the Plaquemines LNG project.
2 As used throughout this earnings release, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings per share, Adjusted operating cash flows, and Adjusted free cash flows are non-GAAP financial measures. See additional information at the end of this release regarding non-GAAP financial information, including reconciliations to the nearest GAAP measures.

licensing, proprietary engineering design, and front-end engineering design for Avina's facility to produce 120 million gallons of sustainable aviation fuel per year.
•Awarded a conceptual study contract for floating blue ammonia production from Samsung Heavy Industries (SHI), one of the world's largest shipbuilders in South Korea. The study will utilize KBR's innovative blue ammonia technology, suitable for offshore production, and leverage SHI's expertise in the design of mega floating vessels.
•Awarded engineering contracts by Seatrium Group to develop topsides facilities for two new high-production, energy-efficient floating production storage and offloading units. The units are being designed for Petrobras' Atapu and Sepia fields in the Santos Basin, Brazil.
•KBR's ROSE® supercritical Solvent De-Asphalting (SDA) technology was selected by Zhejiang Petroleum & Chemical Co. Ltd., the operator of China's largest refinery. KBR is a global leader in SDA technology with the largest installed base and has been involved in the licensing, design, engineering, and commissioning of 72 ROSE units worldwide with a combined licensed capacity of nearly 1.66 million barrels per day.
•Awarded an advisory consulting contract by Kuwait Oil Company for the development of a country wide masterplan for the production of 17GW of renewables and 25GW of green hydrogen by 2050.
•KBR's blue ammonia technology selected by Shell for its Blue Horizons low-carbon hydrogen and ammonia project in Duqm, Oman. The facility will utilize KBR's leading ammonia synthesis loop technology to deliver cost-competitive and low-carbon intensity ammonia.

Government Solutions (GS) delivered 1.3x QTD and 1.1x TTM book-to-bill1 as of September 27, 2024, including awards and achievements in the quarter as follows:
•Awarded an estimated $199 million cost-plus-fixed-fee contract supporting the Naval Information Warfare Center Pacific Program Executive Office Digital and Enterprise Services Technical Director's Office. KBR was awarded this contract under the Department of Defense Information Analysis Center's multiple-award contract vehicle.
•Awarded the follow-on Space Science Instruments and Experimental Payloads (SSIEP) 3 contract by the U.S. Navy for continued development of space science instrument systems at the Naval Research Lab (NRL) in Washington, D.C. This award maintains KBR's presence at NRL where it has supported SSIEP 1 and 2 since 2015.
•Awarded an estimated $153 million cost-plus-fixed-fee recompete contract to support Naval Test Wings Atlantic and Pacific Aircrew Services over a five-year period. This strategic win builds on KBR's 45 years of aircrew services and flight test support for the U.S. Navy.
•Awarded a 60-month cost-plus-fixed-fee recompete IAC MAC task order with an estimated value of $140 million to provide operational safety, suitability, and effectiveness engineering tasks supporting the Air Force Life Cycle Management Center. As the U.S. Air Force's trusted partner, KBR will continue to perform research and analyses at Hill Air Force Base in Clearfield, Utah, and other U.S. Air Force locations.
•Awarded an estimated $230 million cost-plus-fixed-fee recompete IAC MAC contract by the U.S. Air Force's 774th Enterprise Sourcing Squadron to develop and create new knowledge for the enhancement of the DTIC repository and the R&D and S&T community. The work will be primarily performed at Naval Air Station Patuxent River, Maryland and Huntsville, Alabama over a period of five years.
•Awarded an estimated $113 million IAC MAC task order to perform aeronautical systems research, development, test and evaluation for the Air Force Life Cycle Management Center Mobility Directorate at Wright-Patterson Air Force Base, Ohio over a period of five years.
•Awarded a contract to continue to deliver technical design services at HMAS Stirling by the Security and Estate Group and the Australian Submarine Agency. This work will support the sovereign nuclear-powered submarines facilities and infrastructure program, enabling the Submarine Rotational Force – West, and
1 As used throughout this release, book-to-bill excludes long-term UK PFIs and the Plaquemines LNG project. The exclusion of the Plaquemines LNG project from book-to-bill is a change from prior quarters. Bookings and options exclude long-term UK PFIs and the Plaquemines LNG project.
2 As used throughout this earnings release, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings per share, Adjusted operating cash flows, and Adjusted free cash flows are non-GAAP financial measures. See additional information at the end of this release regarding non-GAAP financial information, including reconciliations to the nearest GAAP measures.

accelerating Australia's ability to safely own, operate, maintain and sustain its own future nuclear powered submarine fleet.
•In the month since the acquisition closed, LinQuest secured over $60 million of new orders under a unique contract vehicle that KBR does not currently utilize — SBIR Phase III, which allows for the commercialization of technologies designed by small businesses.
•Selected as NASA's Agency-Level Large Business Prime Contractor of the Year. This win underscores KBR's ongoing commitment to critical programs at Goddard Space Flight Center, where it holds three prime contracts, including Ground Systems and Missions Operations III, as well as multiple subcontracts and joint ventures.

KBR recently published its 2023 Sustainability Report and received the following awards and achievements in the quarter:
•Received an AAA designation in MSCI's 2024 ESG (environmental, social and governance) Ratings. The AAA rating is MSCI's highest and is given to companies that are leading their industries in managing the most significant ESG risks and opportunities. This is KBR's second consecutive year receiving this designation.
•Earned a Gold Rating from EcoVadis, one of the world's largest and most trusted providers of business sustainability ratings for global supply chains. The Gold Rating places KBR in the top 5% of assessed companies.
•Recognized by USA Today as one of America's Climate Leaders for 2023. This data-driven recognition ranks U.S.-based companies that have cut their carbon footprint in recent years.
•Achieved an industry leading 93% Zero Harm days in 2023 and delivered 37% of KBR's 2023 revenues from sustainability focused projects.

Summarized Third Quarter 2024 Financial Results

	Three Months Ended		Nine Months Ended
	September 27,	September 29,	September 27,	September 29,
Dollars in millions, except share data	2024	2023	2024	2023
Revenues	1,947	1,770	$5,620	$5,226
Operating income	173	147	520	301
Net income (loss) attributable to KBR	100	(21)	299	(286)
Adjusted EBITDA[2]	219	186	642	559
Operating income margin %	8.9%	8.3%	9.3%	5.8%
Adjusted EBITDA[2] margin %	11.2%	10.5%	11.4%	10.7%
Earnings per share:
Diluted earnings per share	$0.75	$(0.16)	$2.22	$(2.10)
Adjusted earnings per share[2]	$0.84	$0.75	$2.44	$2.18
Cash flows:
Operating cash flows	161	(40)	422	248
Adjusted operating cash flows[2]	161	92	422	380
Adjusted free cash flows[2]	142	70	368	320

1 As used throughout this release, book-to-bill excludes long-term UK PFIs and the Plaquemines LNG project. The exclusion of the Plaquemines LNG project from book-to-bill is a change from prior quarters. Bookings and options exclude long-term UK PFIs and the Plaquemines LNG project.
2 As used throughout this earnings release, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings per share, Adjusted operating cash flows, and Adjusted free cash flows are non-GAAP financial measures. See additional information at the end of this release regarding non-GAAP financial information, including reconciliations to the nearest GAAP measures.

Financial Highlights for the Three Months Ended September 27, 2024
•Revenue of $1.9 billion, up 10% on a year-over-year-basis
•Net income attributable to KBR of $100 million; Adjusted EBITDA2 of $219 million, up 18% on a year-over-year basis (11.2% Adjusted EBITDA2 margin)
•Diluted EPS of $0.75; Adjusted EPS2 of $0.84, up 12% on a year-over-year basis
•Operating cash flows of $161 million
•Bookings and options1 of $3.3 billion during the quarter with 1.2x QTD book-to-bill1

Financial Highlights for the Nine Months Ended September 27, 2024
•Revenue of $5.6 billion, up 8% on a year-over-year-basis
•Net income attributable to KBR of $299 million; Adjusted EBITDA2 of $642 million, up 15% on a year-over-year basis (11.4% Adjusted EBITDA2 margin)
•Diluted EPS of $2.22; Adjusted EPS2 of $2.44, up 12% on a year-over-year basis
•Operating cash flows of $422 million
•Bookings and options1 of $6.7 billion during the year to date period with 1.1x TTM book-to-bill1

Commentary on the Three Months Ended September 27, 2024
Revenues were $1.9 billion, up 10% compared to 3Q'23, primarily due to on-contract growth across all of the Government Solutions business units, the acquisition of LinQuest, and growing demand in Sustainable Technology Solutions from engineering and professional services and technology licensing.

Net income attributable to KBR was $100 million, up $121 million compared to 3Q'23, primarily due to a non-cash charge of $114 million in 3Q'23 in connection with the election of cash as the settlement method for our Convertible Notes that did not recur in the current year.

Adjusted EBITDA2 was $219 million, up $33 million compared to 3Q'23, with Adjusted EBITDA2 margins of 11.2%, up 74 bps year-over-year.

Diluted earnings per share was $0.75, up $0.91 compared to 3Q'23, primarily due to the increase in Net income attributable to KBR noted above and the decrease in diluted weighted average common shares outstanding in the current year. Adjusted earnings per share2 was $0.84, up $0.09 compared to 3Q'23, due to increases in gross profit, partially offset by higher selling, general and administrative expenses, interest expense, and provision for income taxes.

Operating cash flows were $161 million, up $201 million compared to 3Q'23, primarily due to a $132 million after-tax outflow in connection with the settlement of a legacy legal matter in the prior year and strong customer collections in the current year. Adjusted operating cash flows were $161 million, up $69 million compared to 3Q'23, primarily due to cash from strong collections in the current year.

Capital returned to shareholders totaled $29 million during the quarter, consisting of $9 million in share repurchases, inclusive of $8 million of open market repurchases and $1 million of repurchases to satisfy requirements of equity compensation plans, and $20 million in regular dividends.

Commentary on the Nine Months Ended September 27, 2024
Revenues were $5.6 billion, up 8% compared to YTD 3Q'23, primarily due to growth across Sustainable Technology Solutions; and within Government Solutions, new and on-contract growth across International, Defense & Intel, and Science & Space, partially offset by decline in Ukraine activity in Readiness & Sustainment.

1 As used throughout this release, book-to-bill excludes long-term UK PFIs and the Plaquemines LNG project. The exclusion of the Plaquemines LNG project from book-to-bill is a change from prior quarters. Bookings and options exclude long-term UK PFIs and the Plaquemines LNG project.
2 As used throughout this earnings release, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings per share, Adjusted operating cash flows, and Adjusted free cash flows are non-GAAP financial measures. See additional information at the end of this release regarding non-GAAP financial information, including reconciliations to the nearest GAAP measures.

Net income attributable to KBR was $299 million, up $585 million compared to YTD 3Q'23, primarily due to a $132 million settlement of a legacy legal matter in the prior year, as well as a non-cash charge of $428 million recorded in connection with the election of cash as the settlement method for our Convertible Notes and the repurchase of a portion of our Convertible Notes in the prior year that did not recur in the current year.

Adjusted EBITDA2 was $642 million, up $83 million compared to YTD 3Q'23, with Adjusted EBITDA2 margins of 11.4%, up 73 bps year-over-year.

Diluted earnings per share was $2.22, up $4.32 compared to YTD 3Q'23, primarily due to the increase in Net income attributable to KBR noted above and the decrease in diluted weighted average common shares outstanding in the current year. Adjusted earnings per share2 was $2.44, up $0.26 compared to YTD 3Q'23, due to increases in gross profit and equity in earnings of unconsolidated affiliates, partially offset by higher selling, general and administrative expenses, interest expense, other non-operating expenses, and provision for income taxes.

Operating cash flows were $422 million, up $174 million compared to YTD 3Q'23, primarily due to a $132 million after-tax outflow in connection with the settlement of a legacy legal matter in the prior year and strong customer collections in the current year. Adjusted operating cash flows were $422 million, up $42 million compared to YTD 3Q'23, primarily due to strong collections in the current year.

Capital returned to shareholders totaled $226 million during the year to date period, consisting of $167 million in share repurchases, inclusive of $154 million of open market repurchases and $13 million of repurchases to satisfy requirements of equity compensation plans, and $59 million in regular dividends.

Updated Fiscal 2024 Guidance
The table below summarizes updated Fiscal 2024 guidance and represents our views as of October 23, 2024. Updated guidance reflects KBR's strong operational performance and the acquisition of LinQuest.

	Updated Fiscal 2024 Guidance	Prior Fiscal 2024 Guidance
Revenue	$7.5B - $7.7B	$7.4B - $7.7B
Adjusted EBITDA	$840M - $870M	$825M - $850M
Diluted EPS*	$2.91 - $3.01	$2.94 - $3.09
Adjusted EPS*	$3.20 - $3.30	$3.15 - $3.30
Operating cash flows	$460M - $480M	$460M - $480M
* Fiscal 2024 Diluted and Adjusted EPS guidance is calculated using a share count of approximately 135 million.

The company does not provide a reconciliation of Adjusted EBITDA to the most comparable GAAP financial measure on a forward-looking basis because the company is unable to predict with reasonable certainty the ultimate outcome of legal proceedings, unusual gains and losses, and acquisition-related expenses without unreasonable effort, which could be material to the company’s results computed in accordance with GAAP.

Conference Call Details
The company will host a conference call to discuss its third quarter financial results on Wednesday, October 23, 2024, at 6:30 a.m. Central Time. The conference call will be webcast simultaneously through the Investor Relations section of KBR’s website at investors.kbr.com. A replay of the webcast will be available shortly after the call on KBR’s website or by telephone at +1.866.813.9403, passcode: 158025.

1 As used throughout this release, book-to-bill excludes long-term UK PFIs and the Plaquemines LNG project. The exclusion of the Plaquemines LNG project from book-to-bill is a change from prior quarters. Bookings and options exclude long-term UK PFIs and the Plaquemines LNG project.
2 As used throughout this earnings release, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings per share, Adjusted operating cash flows, and Adjusted free cash flows are non-GAAP financial measures. See additional information at the end of this release regarding non-GAAP financial information, including reconciliations to the nearest GAAP measures.

About KBR
We deliver science, technology and engineering solutions to governments and companies around the world. KBR employs approximately 37,000 people worldwide with customers in more than 80 countries and operations in over 30 countries. KBR is proud to work with its customers across the globe to provide technology, value-added services, and long-term operations and maintenance services to ensure consistent delivery with predictable results. At KBR, We Deliver.
Visit www.kbr.com

1 As used throughout this release and consistent with our practice, book-to-bill excludes long-term UK PFIs
2 As used throughout this earnings release, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings per share, Adjusted operating cash flows, and Adjusted free cash flows are non-GAAP financial measures. See additional information at the end of this release regarding non-GAAP financial information, including reconciliations to the nearest GAAP measures.

Forward-Looking Statements
The statements in this press release that are not historical statements, including statements regarding our expectations for our future financial performance, effective tax rate, operating cash flows, contract revenues, award activity and backlog, program activity, our business strategy, business opportunities, interest expense, our plans for raising and deploying capital and paying dividends, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company’s control that could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: uncertainty, delays or reductions in government funding, appropriations and payments, including as a result of continuing resolution funding mechanisms, government shutdowns or changing budget priorities; developments and changes in government laws, regulations and policies that may require us to pause, delay or abandon new and existing projects; the ongoing conflict between Russia and Ukraine and in the Middle East and the related impacts on our business; potential adverse economic and market conditions, such as interest rate and currency exchange rate fluctuations, the company’s ability to manage its liquidity; the outcome of and the publicity surrounding audits and investigations by domestic and foreign government agencies and legislative bodies; potential adverse proceedings by such agencies and potential adverse results and consequences from such proceedings; changes in capital spending by the company’s customers; the company’s ability to obtain contracts from existing and new customers and perform under those contracts; structural changes in the industries in which the company operates; escalating costs associated with and the performance of fixed-fee projects and the company’s ability to control its cost under its contracts; claims negotiations and contract disputes with the company’s customers; changes in the demand for or price of oil and/or natural gas; protection of intellectual property rights; compliance with environmental laws; changes in government regulations and regulatory requirements; compliance with laws related to income taxes; unsettled political conditions, war and the effects of terrorism; foreign operations and foreign exchange rates and controls; the development and installation of financial systems; the possibility of cyber and malware attacks; increased competition for employees; the ability to successfully complete and integrate acquisitions; investment decisions by project owners; and operations of joint ventures, including joint ventures that are not controlled by the company.

The company's most recently filed Annual Report on Form 10-K, any subsequent Form 10-Qs and 8-Ks, and other U.S. Securities and Exchange Commission filings discuss some of the important risk factors that the company has identified that may affect its business, results of operations and financial condition. Except as required by law, the company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

For further information, please contact:
Investors
Jamie DuBray
Vice President, Investor Relations
713-753-2133
Investors@kbr.com

Media
Philip Ivy
Vice President, Global Communications
713-753-3800
Mediarelations@kbr.com

KBR, Inc.
Condensed Consolidated Statements of Operations
(In millions, except for per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 27,	September 29,	September 27,	September 29,
	2024	2023	2024	2023
Revenues:
Government Solutions	$1,490	$1,345	$4,273	$4,025
Sustainable Technology Solutions	457	425	1,347	1,201
Total revenues	1,947	1,770	5,620	5,226
Gross profit	291	244	810	740
Equity in earnings of unconsolidated affiliates	27	32	97	78
Selling, general and administrative expenses	(140)	(127)	(390)	(370)
Legal settlement of legacy matter	—	—	—	(144)
Other	(5)	(2)	3	(3)
Operating income:
Government Solutions	123	108	362	182
Sustainable Technology Solutions	95	84	277	243
Other	(45)	(45)	(119)	(124)
Total operating income	173	147	520	301
Interest expense	(37)	(30)	(100)	(85)
Charges associated with Convertible Notes	—	(114)	—	(428)
Other non-operating income (expense)	(2)	2	(10)	(1)
Income (loss) before income taxes	134	5	410	(213)
Provision for income taxes	(32)	(23)	(107)	(69)
Net income (loss)	102	(18)	303	(282)
Less: Net income attributable to noncontrolling interests	2	3	4	4
Net income (loss) attributable to KBR	$100	$(21)	$299	$(286)
Adjusted EBITDA[1]	$219	$186	$642	$559
Diluted EPS	$0.75	$(0.16)	$2.22	$(2.10)
Adjusted EPS[1]	$0.84	$0.75	$2.44	$2.18
Diluted weighted average common shares outstanding	133	135	134	136
Adjusted weighted average common shares outstanding	133	139	134	139
[1] See additional information at the end of this release regarding non-GAAP financial information, including a reconciliation to the nearest GAAP measure

KBR, Inc.
Condensed Consolidated Balance Sheets
(In millions, except share data)

	September 27,	December 29,
	2024	2023
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$462	$304
Accounts receivable, net of allowance for credit losses of $10 and $8, respectively	1,095	981
Contract assets	214	177
Other current assets	190	189
Total current assets	1,961	1,651
Property, plant, and equipment, net of accumulated depreciation of $494 and $458 (including net PPE of $50 and $36 owned by a variable interest entity), respectively	277	239
Operating lease right-of-use assets	212	138
Goodwill	2,553	2,109
Intangible assets, net of accumulated amortization of $420 and $382, respectively	885	618
Equity in and advances to unconsolidated affiliates	188	206
Deferred income taxes	200	239
Other assets	505	365
Total assets	$6,781	$5,565
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$737	$593
Contract liabilities	381	359
Accrued salaries, wages and benefits	397	340
Current maturities of long-term debt	46	31
Other current liabilities	266	249
Total current liabilities	1,827	1,572
Employee compensation and benefits	128	120
Income tax payable	111	106
Deferred income taxes	84	106
Long-term debt	2,560	1,801
Operating lease liabilities	236	176
Other liabilities	321	290
Total liabilities	5,267	4,171
Commitments and Contingencies
KBR shareholders’ equity:
Preferred stock, $0.001 par value, 50,000,000 shares authorized, none issued	—	—
Common stock, $0.001 par value 300,000,000 shares authorized, 182,392,098 and 181,713,586 shares issued, and 133,231,050 and 135,067,562 shares outstanding, respectively	—	—
Paid-in capital in excess of par ("PIC")	2,520	2,505
Retained earnings	1,311	1,072
Treasury stock, 49,161,048 shares and 46,646,024 shares, at cost, respectively	(1,443)	(1,279)
Accumulated other comprehensive loss ("AOCL")	(885)	(915)
Total KBR shareholders’ equity	1,503	1,383
Noncontrolling interests	11	11
Total shareholders’ equity	1,514	1,394
Total liabilities and shareholders’ equity	$6,781	$5,565

KBR, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	Nine Months Ended
	September 27,	September 29,
	2024	2023
Cash flows from operating activities:
Net income (loss)	$303	$(282)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Charges associated with Convertible Notes	—	428
Depreciation and amortization	112	104
Equity in earnings of unconsolidated affiliates	(97)	(78)
Deferred income tax	23	24
Other	24	31
Changes in operating assets and liabilities:
Accounts receivable, net of allowance for credit losses	(3)	(74)
Contract assets	(32)	43
Accounts payable	94	46
Contract liabilities	10	67
Accrued salaries, wages and benefits	32	(8)
Payments on operating lease obligation	(52)	(50)
Payments from unconsolidated affiliates, net	5	13
Distributions of earnings from unconsolidated affiliates	123	58
Pension funding	(30)	(9)
Other assets and liabilities	(90)	(65)
Total cash flows provided by operating activities	$422	$248
Cash flows from investing activities:
Purchases of property, plant and equipment	$(54)	$(60)
Proceeds from sale of assets or investments	6	—
Return of (investments in) equity method joint ventures, net	36	61
Acquisition of business, net of cash acquired	(739)	—
Funding in other investment	(5)	(39)
Other	5	(5)
Total cash flows used in investing activities	$(751)	$(43)
Cash flows from financing activities:
Borrowings on long-term debt	574	—
Borrowings on Revolver	343	430
Payments on short-term and long-term debt	(81)	(12)
Payments on Revolver	(63)	(270)
Payments on settlement of warrants	(33)	(101)
Proceeds from the settlement of note hedge	—	150
Payments to settle Convertible Notes	—	(250)
Debt issuance costs	(18)	(1)
Payments of dividends to shareholders	(59)	(53)
Acquisition of noncontrolling interest	(10)	—
Payments to reacquire common stock	(167)	(137)
Other	(11)	(6)
Total cash flows provided by (used in) financing activities	$475	$(250)
Effect of exchange rate changes on cash	12	4
Increase (decrease) in cash and cash equivalents	158	(41)
Cash and cash equivalents at beginning of period	304	389
Cash and cash equivalents at end of period	$462	$348
Supplemental disclosure of cash flows information:
Noncash financing activities
Dividends declared	$20	$19

KBR, Inc.
Backlog Information
(In millions)
(Unaudited)

	September 27,	December 29,
	2024	2023
Government Solutions	$14,150	$12,790
Sustainable Technology Solutions	3,750	4,545
Total backlog	$17,900	$17,335
Award options	4,215	4,397
Total backlog and options	$22,115	$21,732

Total backlog and options at September 27, 2024 totaled $22.1 billion, up 2% compared to December 29, 2023. Government Solutions backlog and options at September 27, 2024 totaled $18.4 billion, up $1.2 billion compared to December 29, 2023. Sustainable Technology Solutions backlog at September 27, 2024 totaled $3.8 billion, down $0.8 billion compared to December 29, 2023.

Non-GAAP Financial Information
The following information provides reconciliations of certain non-GAAP financial measures presented in the press release to which this reconciliation is attached to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP). The company has provided the non-GAAP financial information presented in the press release as information supplemental and in addition to the financial measures presented in the press release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the press release. The non-GAAP financial measures in the press release may differ from similar measures used by other companies.

EBITDA and Adjusted EBITDA
We evaluate performance based on EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin. EBITDA is defined as Net income (loss) attributable to KBR, plus Interest expense; Accretion of Convertible Notes debt discounts; Other non-operating expense; Provision for income taxes; and Depreciation and amortization. Adjusted EBITDA excludes certain amounts included in EBITDA. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenues. EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin for each of the three- and nine-month periods ended September 27, 2024 and September 29, 2023 are considered non-GAAP financial measures under SEC rules because EBITDA and Adjusted EBITDA exclude certain amounts included in the calculation of net income (loss) attributable to KBR in accordance with GAAP for such periods. Management believes EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin afford investors a view of what management considers KBR's core performance for each of the three- and nine-month periods ended September 27, 2024 and September 29, 2023 and also affords investors the ability to make a more informed assessment of such core performance for the comparable periods.

	Three Months Ended		Nine Months Ended
	September 27,	September 29,	September 27,	September 29,
Dollars in millions	2024	2023	2024	2023

Net income (loss) attributable to KBR	$100	$(21)	$299	$(286)
Adjustments
•Interest expense	37	30	100	85
•Accretion of Convertible Notes debt discounts	—	114	—	242
•Other non-operating expense	2	(2)	10	1
•Provision for income taxes	32	23	107	69
•Depreciation and amortization	41	34	112	104
EBITDA	$212	$178	$628	$215
Adjustments
•Acquisition, integration and restructuring	9	3	15	6
•Ichthys commercial resolution	(2)	4	1	6
•Legacy legal fees and settlements	—	1	(2)	154
•Benefits related to exit from Russian commercial projects	—	—	—	(8)
•Loss on derivative bifurcation	—	—	—	104
•Loss on debt extinguishment	—	—	—	70
•Loss on settlement of warrants	—	—	—	12
Adjusted EBITDA	$219	$186	$642	$559

	Three Months Ended		Nine Months Ended
	September 27,	September 29,	September 27,	September 29,
Dollars in millions	2024	2023	2024	2023

Operating income	$173	$147	$520	$301
Adjustments
•Net income attributable to noncontrolling interests	(2)	(3)	(4)	(4)
•Depreciation and amortization	41	34	112	104
•Loss on derivative bifurcation	—	—	—	(104)
•Loss on debt extinguishment	—	—	—	(70)
•Loss on settlement of warrants	—	—	—	(12)
EBITDA	$212	$178	$628	$215

Adjusted EPS
Adjusted earnings per share (Adjusted EPS) for each of the three- and nine-month periods ended September 27, 2024 and September 29, 2023 is considered a non-GAAP financial measure under SEC rules because Adjusted EPS excludes certain amounts included in the Diluted EPS calculated in accordance with GAAP for such periods. The most directly comparable financial measure calculated in accordance with GAAP is Diluted EPS for the same periods. Management believes that Adjusted EPS affords investors a view of what management considers KBR's core earnings performance for each of the three- and nine-month periods ended September 27, 2024 and September 29, 2023 and also affords investors the ability to make a more informed assessment of such core earnings performance for the comparable periods.

We have calculated Adjusted EPS for each of the three- and nine-month periods ended September 27, 2024 and September 29, 2023 by adjusting Diluted EPS for the items included in the table below.

	Three Months Ended		Nine Months Ended
	September 27,	September 29,	September 27,	September 29,
	2024	2023	2024	2023

Diluted EPS	$0.75	$(0.16)	$2.22	$(2.10)
Adjustments
•Amortization related to acquisitions	0.06	0.04	0.14	0.12
•Ichthys commercial dispute costs	(0.01)	0.03	0.01	0.04
•Acquisition, integration and restructuring	0.04	0.01	0.08	0.03
•Impact of convert accounting and Diluted EPS share count[1]	—	—	—	0.05
•Legacy legal fees and settlements	—	0.01	(0.01)	1.01
•Benefits related to exit from Russian commercial projects	—	—	—	(0.05)
•Charges associated with Convertible Notes	—	0.82	—	3.08
Adjusted EPS	$0.84	$0.75	$2.44	$2.18
Diluted weighted average common shares outstanding	133	135	134	136
Adjusted weighted average common shares outstanding	133	139	134	139
1 For the Nine Months Ended September 29, 2023, adjusted share count includes anti-dilutive shares for warrants excluded from Diluted EPS share count.

We have calculated the updated 2024 guidance for Adjusted EPS by adjusting Diluted EPS for the items included in the table below.

	Fiscal 2024 Guidance
Diluted EPS[1] guidance	$2.91	$3.01
Adjustments
•Amortization related to acquisitions	0.21
•Ichthys commercial dispute costs	0.01
•Acquisition, integration and restructuring	0.09
•Legacy legal fees	(0.02)
Adjusted EPS[1] guidance	$3.20	$3.30
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1 Diluted and Adjusted Fiscal 2024 EPS guidance are calculated using a share count of approximately 135 million.

Adjusted Cash Flows Provided by Operating Activities and Adjusted Free Cash Flows
Adjusted operating cash flows and Adjusted free cash flows are considered non-GAAP financial measures under SEC rules. Adjusted operating cash flows exclude certain amounts included in the cash flows provided by operating activities calculated in accordance with GAAP. Adjusted free cash flows exclude capital expenditures from Adjusted operating cash flows. The most directly comparable financial measure calculated in accordance with GAAP is cash flows provided by operating activities. Management believes that Adjusted operating cash flows and Adjusted free cash flows afford investors a view of what management considers KBR's core operating cash flow performance and also afford investors the ability to make a more informed assessment of such core operating cash generation performance.

We have calculated Adjusted operating cash flows and Adjusted free cash flows for each of the three- and nine-month periods ended September 27, 2024 and September 29, 2023 by adjusting operating cash flow provided by operating activities for items included in the table below.

	Three Months Ended		Nine Months Ended
	September 27,	September 29,	September 27,	September 29,
Dollars in millions	2024	2023	2024	2023
Cash flows provided by operating activities	$161	$(40)	$422	$248
Add: Legacy legal settlement (after tax)	—	132	—	132
Adjust: CARES Act temporary tax repayment	—	—	—	—
Adjusted operating cash flows	$161	$92	$422	$380
Less: Capital expenditures	(19)	(22)	(54)	(60)
Adjusted free cash flows	$142	$70	$368	$320